Exhibit 24.1

DUKE ENERGY CORPORATION

Power of Attorney

Registration Statement on Form S-3

The undersigned Duke Energy Corporation, a Delaware corporation and certain of its officers and/or directors, do each hereby constitute and appoint Lynn J. Good, Marc E. Manly, Stephen G. De May and David S. Maltz, and each of them, to act as attorneys-in-fact for and in the respective names, places and stead of the undersigned, to execute, seal, sign and file with the Securities and Exchange Commission a registration statement or registration statements of said Duke Energy Corporation on Form S-3 and any and all amendments thereto, hereby granting to said attorneys-in-fact, and each of them, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned, or any of them, might or could do if personally present, hereby ratifying and approving the acts of said attorneys-in-fact.

Executed as of the 6th day of May, 2010.

DUKE ENERGY CORPORATION
(Registrant)

By:	/s/James E. Rogers
	Name:	James E. Rogers
	Title:	President and Chief Executive Officer

(Corporate Seal)

ATTEST:

/s/Sue C. Harrington
Sue C. Harrington
Assistant Corporate Secretary

SIGNATURE	TITLE

/s/James E. Rogers	Director and Chairman, President and Chief Executive Officer
James E. Rogers	(Principal Executive Officer)

/s/Lynn J. Good	Group Executive and Chief Financial Officer
Lynn J. Good	(Principal Financial Officer)

/s/Steven K. Young	Senior Vice President and Controller
Steven K. Young	(Principal Accounting Officer)

/s/William Barnett III	Director
William Barnet III

/s/G. Alex Bernhardt, Sr.	Director
G. Alex Bernhardt, Sr.

/s/Michael G. Browning	Director
Michael G. Browning

/s/Daniel R. DiMicco	Director
Daniel R. DiMicco

/s/John H. Forsgren	Director
John H. Forsgren

/s/Ann M. Gray	Director
Ann M. Gray

/s/James H. Hance, Jr.	Director
James H. Hance, Jr.

/s/E. James Reinsch	Director
E. James Reinsch

/s/James T. Rhodes	Director
James T. Rhodes

/s/Philip R. Sharp	Director
Philip R. Sharp

/s/Dudley S. Taft	Director
Dudley S. Taft